Exhibit (c)(2)

Synutra International Inc. D ISCUSSION MATER IALS FOR THE SPEC IAL COMMITTEE JUNE 3 , 2 0 1 6 | CONFIDENT IAL | D R AF T -PREL IMINARY-SUBJECT TO FURTHER R EVIEW Note: This English language version is a translation of a Chinese language version that was presented to the Special Committee.

Confidential – Preliminary Draft – Subject to Table of Contents Further Review 2 Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22 Additional Financial Data 23 FRC Appendices 32

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22

Confidential – Preliminary Draft – Subject to Further Review Buyer Group Shareholder Common Stock Ownership % Liang Zhang (Chairman and CEO)2 36,000,000 63.3% Unaffiliated Shareholders Common Stock Ownership % Warburg Pincus LLC 4,000,000 7.0% HSBC Global Asset Management (UK) Limited 1,030,628 1.8% BlackRock, Inc. (NYSE: BLK) 718,957 1.3% Yiheng Capital, LLC 406,178 0.7% Putnam LLC 389,500 0.7% State Street Global Advisors, Inc. 259,609 0.5% The Vanguard Group, Inc. 236,974 0.4% Northern Trust Global Investments 215,139 0.4% Geode Capital Management, LLC 146,502 0.3% Other Unaffiliated Shareholders 13,433,310 23.6% Total Unaffiliated Ownership 20,836,797 36.7% Total Common Stock Outstanding1 56,836,797 100.0% Company Shareholder Structure Ownership Structure Ownership Summary Unaffiliated Shareholders 36.7% Buyer Group 63.3% Source: Company filings, Capital IQ Note: 1. Based on 56.8 million shares outstanding as of 3/31/2016 provided by Company management 2. Includes shares directly held by Beams Power Investment Limited, which is beneficially owned by Mr. Zhang’s wife, Ms. Xiuqing Meng 4

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22

Confidential – Preliminary Draft – Subject to Further Review

Selected Information on Common Stock

(common stock outstanding and dollars in millions, except per share values and where otherwise noted)

Public Market Enterprise Value Derivation (Pre-Transaction)	
Closing Stock Price June 1, 2016	$4.13
Common Stock Outstanding[1]	56.8
Dilutive Shares	0.0
Fully Diluted Shares	56.8
Market Value of Equity	**$234.7**
Total Debt[2]	513.5
Cash and Cash Equivalents[3]	(267.1)
Non-Operating Assets[4]	(10.4)
Noncontrolling Interest[5]	3.6
Pre-Transaction Public Market Enterprise Value	**$474.3**

Price Per Share as of June 1, 2016	
10-Day Average	$4.14
1-Month Average	$4.42
3-Month Average	$4.85
6-Month Average	$4.83
52-Week High	$7.82
52-Week Low	$3.62

Implied Multiples	
Enterprise Value / Net Sales	
FYE 3/31/16	1.30x
NFY 2017E	0.92x
NFY+1 2018E	0.69x
Enterprise Value / EBITDA	
FYE 3/31/16	7.4x
NFY 2017E	6.0x
NFY+1 2018E	5.3x

Other Market Information	
90-Day Average Daily Trading Volume (in thousands)	37.4
Dividend Yield	0.0%
Number of Analysts Covering the Company	0
Total Public Float	16.8
% of Total Shares Outstanding	29.6%
Top 10 Institutional Holdings	7.5
% of Total Shares Outstanding	13.2%
% of Total Public Float	44.6%

Source: Company filings, Capital IQ, FYE, NFY and NFY+1 financials per Company management

Note:

1. Based on 56.8 million shares outstanding as of 3/31/2016 provided by Company management

2. Refers to short–term loans, long-term loans and capital lease as of 3/31/2016 provided by Company management

3. Refers to cash and cash equivalents, and restricted cash as of 3/31/2016 provided by Company management, excluding US$41.8 million in cash necessary to fund near-term capital commitments the Company has made in connection with the ongoing construction projects in France, which is expected to be incurred by September 2016

4. Refers to receivable from disposal of subsidiaries and long-term loan receivable as of 3/31/2016 provided by Company management

5. Refers to non-controlling interest in the subsidiaries, Meitek Technology (Qingdao) Co., Ltd. and Shanghai Precious Care Cosmetic Co., Ltd., that is not directly or indirectly attributable to the Company as of 3/31/2016 provided by Company management

FYE refers to fiscal year end

NFY refers to next fiscal year for which financial information has not been made public; NFY+1 refers to the year after next fiscal year

E refers to estimated

HOULIHAN LOKEY 华利安 6

Confidential – Preliminary Draft – Subject to Further Review 4.76% 2.18% 1.89% 1.81% 1.09% 0.71% 0.31% 0.20% 0.20% 0.17% 0.15% 0.02% 0.22% 0.31% 1.05% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 79.7% 70.8% 47.4% 45.3% 42.7% 42.2% 41.0% 37.0% 30.1% 30.0% 27.8% 17.6% 29.6% 41.0% 41.6% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% Float and Trading Information Public Float / Shares Outstanding 90 – Day Average Daily Volume / Public Float Source: Capital IQ, Thomson ONE As of 6/1/2016 7 1

Confidential – Preliminary Draft – Subject to Further Review 0.0% 47.6% 52.4% 0.0% 0.0% 0% 10% 20% 30% 40% 50% 60% $3 - $4 $4 - $5 $5 - $6 $6 - $7 $7 - $8 4.0% 56.0% 40.0% 0.0% 0.0% 0% 10% 20% 30% 40% 50% 60% $3 - $4 $4 - $5 $5 - $6 $6 - $7 $7 - $8 2.6% 53.4% 42.3% 1.6% 0.0% 0% 10% 20% 30% 40% 50% 60% $3 - $4 $4 - $5 $5 - $6 $6 - $7 $7 - $8 2.0% 41.5% 33.2% 14.6% 8.7% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% $3 - $4 $4 - $5 $5 - $6 $6 - $7 $7 - $8 Selected Historical Trading Information Last Twelve Months Last Nine Months Last Six Months Last Three Months Total Volume: 19.7 mm Average VWAP1: $5.78 Total Volume: 10.5 mm Average VWAP1: $4.92 Total Volume: 6.5 mm Average VWAP1: $4.80 Total Volume: 2.4 mm Average VWAP1: $4.82 Source: Capital IQ Notes: As of 6/1/2016 1. Based on average VWAP over the given time period (last 3 months, 6 months, 9 months or 12 months) 8

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22

Transaction Overview

Confidential – Preliminary Draft – Subject to Further Review

Summary of Proposed Transaction Value

(dollars and shares in millions, except per share price)

	Security	Shares Outstanding[1]	Proposed Per Share Transaction Consideration
	Common Stock	56.8	$5.91
Implied Values			
Implied Common Equity			**$335.9**
Adjustments:			
Total Debt[2]			513.5
Cash and Cash Equivalents[3]			(267.1)
Non-Operating Assets[4]			(10.4)
Noncontrolling Interest[5]			3.6
Implied Enterprise Value			**$575.4**

Implied Transaction Multiples	**Implied Multiple**
Net Sales	
FYE 3/31/16	1.58x
NFY 2017E	1.11x
NFY+1 2018E	0.83x
EBITDA	
FYE 3/31/16	9.0x
NFY 2017E	7.3x
NFY+1 2018E	6.4x

Implied Premiums to Historical Stock Trading Prices

(dollar per share)

Trading Period Prior to Announcement (1/14/2016)	Closing Stock Price	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1-Day	$3.83	54.3%
5-Day Average	$3.85	53.7%
10-Day Average	$4.10	44.3%
1-Month Average	$4.56	29.7%
3-Month Average	$4.98	18.6%
6-Month Average	$5.25	12.6%
1-Year Average	$5.85	0.9%
52-Week High (4/28/15)	$7.90	-25.2%
52-Week Low (1/13/16)	$3.62	63.3%

Source: Company filings, Capital IQ, FYE, NFY and NFY+1 financials per Company management
Notes:
1. Based on 56.8 million shares outstanding as of 3/31/2016 provided by Company management
2. Refers to short–term loans, long-term loans and capital lease as of 3/31/2016 provided by Company management
3. Refers to cash and cash equivalents, and restricted cash as of 3/31/2016 provided by Company management, excluding US$41.8 million in cash necessary to fund near-term capital commitments the Company has made in connection with the ongoing construction projects in France, which is expected to be incurred by September 2016; restricted cash refers to the Company's cash deposit used as security against letter of credits, bank acceptance bills and short-term loans and long-term loans
4. Refers to receivable from disposal of subsidiaries and long-term loan receivable as of 3/31/2016 provided by Company management
5. Refers to non-controlling interest as of 3/31/2016 provided by Company management
FYE refers to fiscal year end
NFY refers to next fiscal year for which financial information has not been made public; NFY+1 refers to the year after next fiscal year
E refers to estimate

HOULIHAN LOKEY 华利安 | 10

Confidential – Preliminary Draft – Subject to Further Review 0.000 0.100 0.200 0.300 0.400 0.500 0.600 0.700 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 06/03/13 03/03/14 11/26/14 08/27/15 05/26/16 Closing Stock Price (US$) Daily Volume (MMs) Volume Synutra International Inc. Stock Trading History Stock Price and Volume History 52 Week High (04/28/2015) $7.90 52 Week Low (01/13/2016) $3.62 All Time High (09/09/2008) $52.24 All Time Low (01/13/2016) $3.62 1-week avg. daily volume 170,590 1-month avg. daily volume 82,810 3-month avg. daily volume 63,670 6-month avg. daily volume 77,740 Price & Volume Statistics (Prior to Announcement) Proposed Merger Consideration of US$5.91 Per Share Source: Company filings, Capital IQ 01/14/2016 Synutra received a “goingprivate” proposal from the Buyer Group 09/02/2015 Chinese authorities issued consultation draft of Measures for The Administration of IMF Products Registration, under which at most five IMF brands could be produced by each licensed factory. In December 2015, number of brands per factory was further reduced to three in the revised Implementation Rules of Food Safety Law 04/08/2016 Chinese authorities issued new rules to increase tax rates on cross-boarder ecommerce 11

Confidential – Preliminary Draft – Subject to Relative Stock Performance Further Review Indexed Stock Price Performance Over Past 3 Years Source: Capital IQ Note: 1. The index of Selected Companies includes Ausnutria Dairy Corporation Ltd., Beijing Sanyuan Foods Co., Ltd., Beingmate Baby & Child Food Co., Ltd., Biostime International Holdings Limited (China), Bright Dairy & Food Co., Ltd., Dutch Lady Milk Industries Bhd, Hochdorf Holding AG, Maeil Dairies Co., Ltd., Morinaga Milk Industry Co., Ltd., Nam Yang Dairy Product Co., Ltd, Synlait Milk Limited, Yashili International Holdings Limited S&P 500 Index: +28.0% Selected Companies Index1: -11.2% Synutra International: -14.3% 0% 50% 100% 150% 200% 250% Indexed Prices Synutra International Inc. S&P 500 Index Selected Companies Index 12

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22

Selected Historical and Projected Financial Information

Confidential – Preliminary Draft – Subject to Further Review

(dollars in millions)	Fiscal Year Ending March 31,			Fiscal Year Ending March 31,				CAGR
	2014	2015	2016[3]	2017E	2018E	2019E	2020E	2016 to 2020E
Food Segment (Existing Products)	$314.4	$386.9	$328.6	$364.8	$408.6	$448.0	$499.5	
Food Segment (New Products)[1]	-	-	-	$69.3	$163.7	$324.7	$407.0	
Nutritional Supplement and Others (Existing Products)	$56.1	$27.1	$36.4	$34.5	$37.9	$39.8	$41.8	
Nutritional Supplement and Others (New Products)[2]	-	-	-	$49.0	$80.2	$82.5	$78.5	
Net Sales	**$370.5**	**$413.9**	**$365.0**	**$517.6**	**$690.4**	**$895.1**	**$1,026.8**	**29.5%**
Growth %	*39.4%*	*11.7%*	*-11.8%*	*41.8%*	*33.4%*	*29.6%*	*14.7%*	
Cost of Sales	(217.0)	(224.4)	(188.2)	(325.5)	(465.8)	(642.6)	(744.9)	
Gross Profit	$153.5	$189.6	$176.8	$192.1	$224.6	$252.5	$281.8	
Margin %	*41.4%*	*45.8%*	*48.4%*	*37.1%*	*32.5%*	*28.2%*	*27.4%*	
Selling and Marketing Expenses	(86.6)	(97.8)	(94.4)	(106.6)	(124.8)	(133.9)	(139.4)	
General and Administrative Expenses	(25.5)	(28.0)	(27.7)	(29.9)	(35.4)	(36.4)	(38.0)	
Depreciation & Amortization	15.4	15.2	9.5	23.2	25.8	25.8	25.8	
EBITDA	**$56.7**	**$78.9**	**$64.2**	**$78.8**	**$90.1**	**$108.0**	**$130.2**	**19.4%**
Margin %	*15.3%*	*19.1%*	*17.6%*	*15.2%*	*13.1%*	*12.1%*	*12.7%*	
Growth %	*NMF*	*39.1%*	*-18.7%*	*22.8%*	*14.4%*	*19.8%*	*20.6%*	
Depreciation & Amortization	(15.4)	(15.2)	(9.5)	(23.2)	(25.8)	(25.8)	(25.8)	
EBIT	**$41.4**	**$63.7**	**$54.7**	**$55.6**	**$64.3**	**$82.2**	**$104.4**	**17.6%**
Margin %	*11.2%*	*15.4%*	*15.0%*	*10.7%*	*9.3%*	*9.2%*	*10.2%*	
Maintenance Capital Expenditure	$16.5	$15.8	$9.0	$15.0	$15.0	$15.0	$15.0	
New French Manufacturing Facility	13.1	71.5	102.9	41.8	-	-	-	
Total Capital Expenditures	$29.6	$87.3	$111.9	$56.8	$15.0	$15.0	$15.0	

Source: Company filings, Company management, Capital IQ
Notes:
1. New Products from Food Segment primarily include liquid milk products to be processed in the Company's new French manufacturing facility commencing in FY2017
2. New Products from Nutritional Supplement and Others include whole milk powder and high oil whey powder and other non-dairy products
3. FY2016 financials do not include approximately $10.9 million in expected non-recurring losses primarily associated with fulfilling contractual obligations with Sodiaal Union and inventory write-down
FY2016 financial information is preliminary and subject to change, per Company management
CAGR refers to Compound Annual Growth Rate
Converted all RMB-denominated projections into USD at the exchange rate of forward exchange rate with mid year adjustment
E refers to estimated
FY refers fiscal year
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization
EBIT refers to Earnings Before Interest and Taxes

HOULIHAN LOKEY 华利安 | 14

Selected Historical Quarterly Financial Information

Confidential – Preliminary Draft – Subject to Further Review

(dollars in millions)	FY2014				FY2015				FY2016			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net Sales	**$82.2**	**$88.6**	**$101.0**	**$98.7**	**$86.0**	**$102.5**	**$115.3**	**$110.2**	**$82.3**	**$87.3**	**$109.3**	**$86.1**
QoQ Growth %	*12.8%*	*7.7%*	*14.1%*	*-2.3%*	*-12.9%*	*19.2%*	*12.6%*	*-4.5%*	*-25.3%*	*6.1%*	*25.1%*	*-21.2%*
Growth Over Prior Corresponding Year %	*53.4%*	*34.0%*	*38.0%*	*35.5%*	*4.6%*	*15.7%*	*14.2%*	*11.6%*	*-4.2%*	*-14.8%*	*-5.3%*	*-21.8%*
Cost of Sales	(46.1)	(49.7)	(60.7)	(60.5)	(47.2)	(58.6)	(62.6)	(56.0)	(40.4)	(46.8)	(53.9)	(47.2)
Gross Profit	$36.1	$38.9	$40.3	$38.2	$38.8	$43.9	$52.7	$54.2	$41.9	$40.6	$55.4	$38.9
Margin %	*43.9%*	*43.9%*	*39.9%*	*38.7%*	*45.1%*	*42.8%*	*45.7%*	*49.2%*	*50.9%*	*46.5%*	*50.7%*	*45.2%*
Selling and Marketing Expenses	(23.2)	(24.3)	(22.3)	(16.9)	(22.3)	(23.8)	(26.3)	(25.4)	(23.0)	(21.6)	(26.8)	(22.9)
General and Administrative Expenses	(6.5)	(5.8)	(6.5)	(6.7)	(7.3)	(7.0)	(7.3)	(6.5)	(6.5)	(6.2)	(8.0)	(7.0)
Depreciation & Amortization	3.5	3.5	3.6	4.8	4.7	3.0	3.3	4.3	2.6	2.3	2.4	2.3
EBITDA	**$9.9**	**$12.3**	**$15.1**	**$19.4**	**$13.9**	**$16.1**	**$22.3**	**$26.6**	**$15.0**	**$15.1**	**$22.9**	**$11.2**
Margin %	*12.0%*	*13.9%*	*15.0%*	*19.6%*	*16.2%*	*15.7%*	*19.4%*	*24.1%*	*18.2%*	*17.3%*	*21.0%*	*13.0%*
QoQ Growth %	*38.0%*	*24.8%*	*22.8%*	*28.0%*	*-28.2%*	*15.8%*	*38.7%*	*18.9%*	*-43.6%*	*0.6%*	*52.0%*	*-51.1%*
Growth Over Prior Corresponding Year %	*NMF*	*NMF*	*327.1%*	*170.9%*	*40.9%*	*30.7%*	*47.5%*	*37.1%*	*7.7%*	*-6.5%*	*2.5%*	*-57.8%*
Depreciation & Amortization	(3.5)	(3.5)	(3.6)	(4.8)	(4.7)	(3.0)	(3.3)	(4.3)	(2.6)	(2.3)	(2.4)	(2.3)
EBIT	**$6.4**	**$8.8**	**$11.6**	**$14.6**	**$9.2**	**$13.1**	**$19.1**	**$22.3**	**$12.4**	**$12.8**	**$20.5**	**$8.9**
Margin %	*7.8%*	*9.9%*	*11.5%*	*14.8%*	*10.7%*	*12.8%*	*16.5%*	*20.3%*	*15.1%*	*14.6%*	*18.8%*	*10.4%*

Source: Company filings, Company management, Capital IQ
Notes:
FY refers fiscal year
FY2016 financial information is preliminary and subject to change, per Company management
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization
EBIT refers to Earnings Before Interest and Taxes

HOULIHAN LOKEY 华利安 15

Confidential – Preliminary Draft – Subject to Further Review

Industry Trading Statistics

(dollars and shares in millions, except per share values)

Company	Ticker	Stock Price (06/01/2016)	Equity[1] Value	Enterprise[2] Value	Enterprise Value / Adjusted EBITDA[3] LTM (x)	NFY (x)	NFY+1 (x)
Biostime International	SEHK:1112	$3.73	$2,394	$3,129	NMF	12.0x	11.1x
Morinaga Milk Industry	TSE:2264	$6.06	$1,501	$2,413	8.3x	NA	NA
Bright Dairy & Food	SHSE:600597	$1.84	$2,267	$2,244	10.3x	10.4x	9.5x
Beingmate Baby & Child Food	SZSE:002570	$1.97	$1,974	$1,934	NMF	NMF	NMF
Beijing Sanyuan Foods	SHSE:600429	$1.27	$1,916	$1,469	NMF	NMF	NMF
Yashili International	SEHK:1230	$0.26	$1,220	$826	NMF	15.0x	10.0x
Dutch Lady Milk Industries	KLSE:DLADY	$13.23	$847	$806	15.2x	14.7x	13.7x
Maeil Dairies	KOSDAQ:A005990	$37.07	$529	$633	9.6x	8.5x	7.2x
Ausnutria Dairy Corporation	SEHK:1717	$0.35	$438	$509	17.4x	NA	NA
Synlait Milk	NZSE:SML	$2.08	$304	$503	11.6x	9.3x	8.2x
Hochdorf	SWX:HOCN	$192.69	$298	$328	10.5x	9.3x	8.4x
Nam Yang Dairy Product	KOSE:A003920	$605.60	$412	$257	5.0x	5.3x	4.7x
Overall							
Mean					11.0x	10.6x	9.1x
Median					10.4x	9.9x	9.0x
High					17.4x	15.0x	13.7x
Low					5.0x	5.3x	4.7x
At 06/01/2016 Closing Stock Price							
Synutra International Inc.	Nasdaq:SYUT	$4.13	$235	$474	7.4x	6.0x	5.3x
Offer							
Synutra International Inc.	Nasdaq:SYUT	$5.91	$336	$575	9.0x	7.3x	6.4x

Note:
The footnotes are presented on the next page

HOULIHAN LOKEY 华利安 16

Confidential – Preliminary Draft – Subject to Industry Trading Statistics Further Review Sources: Public filings, Capital IQ, analyst reports, LTM, NFY and NFY+1 financials for Synutra per Company management Notes: 1. Equity Market Value refers to share price * (common ADS or shares outstanding + options and warrants per the treasury stock method) 2. Enterprise Value refers to equity market value + debt outstanding + preferred stock + minority interests – cash and short term investment 3. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items Multiples based on forward-looking financial information may have been calendarized to the Company’s fiscal year end of March 31 LTM refers to the most recently completed 12-month period for which financial information has been made public or other than for the Company, in which case LTM refers to fiscal year 2016 estimated financials provided by Company management NFY refers to next fiscal year for which financial information has not been made public, other than for the Company, in which case NFY refers to fiscal year 2017 projected financials provided by Company management; NFY+1 refers to the year after next fiscal year, other than for the Company, in which case NFY+1 refers to fiscal year 2018 projected financials provided by Company management NA refers to not available figure NMF refers to not meaningful figure No company used in this analysis for comparative purposes is identical to the Company. Companies included in the industry Trading Statistics do not necessarily reflect a Selected Companies universe that would be relied upon in a Selected Companies analysis to support a fairness opinion 17

Confidential – Preliminary Draft – Subject to Further Review 0.0x 5.0x 10.0x 15.0x 20.0x 25.0x EV / LTM EBITDA Synutra International Inc. Selected Companies Index Five-Year Relative EV / Adjusted EBITDA Multiples Source: Capital IQ Note: Multiples shown above are sourced from Capital IQ; as such, certain multiples may differ slightly from figures shown on other pages due to differences in EBITDA adjustments 1. As of 6/1/2016 2. Represents median EV/EBITDA multiple of selected companies: Ausnutria Dairy Corporation Ltd., Beijing Sanyuan Foods Co., Ltd., Beingmate Baby & Child Food Co., Ltd., Biostime International Holdings Limited (China), Bright Dairy & Food Co., Ltd., Dutch Lady Milk Industries Bhd, Hochdorf Holding AG, Maeil Dairies Co., Ltd., Morinaga Milk Industry Co., Ltd., Nam Yang Dairy Product Co., Ltd, Synlait Milk Limited, Yashili International Holdings Limited 3. Calculated by taking the average of 3 years and 5 years LTM multiples, excluding negative or not meaningful figures Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items EV refers to enterprise value LTM refers to the most recently completed 12-month period for which financial information has been made public Synutra International Inc. Index of Selected Companies2 1/14/2016 Current1 3-Year Average3 5-Year Average3 5.3x 5.4x 7.8x 8.8x 12.3x 13.5x 14.1x 11.8x Synutra’s EBITDA was negative or nonSynutra’s meaningful EBITDA was negative 18

Illustrative Market Approach Sensitives – EBITDA (Informational)

Confidential – Preliminary Draft – Subject to Further Review

Illustrative EBITDA Sensitivities – Implied Per Share Values

(Dollar amount in millions, except per share price)

Illustrative EV/EBITDA Multiple		EBITDA LTM $64.2	EBITDA NFY $78.8	EBITDA NFY+1 $90.1
	4.0x	$0.30	$1.33	$2.13
	5.0x	$1.43	$2.72	$3.72
	6.0x	$2.56	$4.10	$5.30
	7.0x	$3.69	$5.49	$6.89
	8.0x	$4.82	$6.88	$8.47
	9.0x	$5.95	$8.26	$10.06
	10.0x	$7.07	$9.65	$11.65
	11.0x	$8.20	$11.04	$13.23
	12.0x	$9.33	$12.42	$14.82

	LTM	NFY	NFY+1
Implied Transaction Multiple	**9.0x**	**7.3x**	**6.4x**

Illustrative Bridge to Per Share Equity Value

Assumptions (could change materially, including impact on illustrative sensitivities):

- Enterprise Value (based on EBITDA metrics and an illustrative range of EV/EBITDA multiples)
- Cash, Cash Equivalents and Restricted Cash Attributable to the Company[1]: $267.1 million
- Other Non-Operating Assets[2]: $10.4 million
- Total Debt[3]: $513.5 million
- Non-controlling Interest[4]: $3.6 million
- Shares Outstanding[5]: 56.8 million

Source: Company management, public filings
Note:
The sensitivities shown above are for illustrative purposes only and may not necessarily be indicative of what may ultimately be concluded regarding value
1. Refers to cash and cash equivalents, and restricted cash as of 3/31/2016 provided by Company management, excluding US$41.8 million in cash necessary to fund near-term capital commitments the Company has made in connection with the ongoing construction project in France, which is expected to be incurred by September 2016
2. Refers to receivable from disposal of subsidiaries and long-term loan receivable as of 3/31/2016 provided by Company management
3. Refers to short–term loans, long-term loans and capital lease as of 3/31/2016 provided by Company management
4. Refers to non-controlling interest as of 3/31/2016 provided by Company management
5. Based on 56.8 million shares outstanding as of 3/31/2016 provided by Company management
EV refers to enterprise value, which equals equity market value + debt outstanding + preferred stock + minority interests – cash, cash equivalents and restricted cash
EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization
LTM refers to fiscal year 2016 estimated financials provided by Company management
NFY refers to fiscal year 2017 projected financials provided by Company management; NFY+1 refers to fiscal year 2018 projected financials provided by Company management

HOULIHAN LOKEY 华利安 | 19

Illustrative Discounted Cash Flow Sensitivities (Informational)

Confidential – Preliminary Draft – Subject to Further Review

Illustrative Discounted Cash Flow Sensitivities[1]– Implied Per Share Values

(Dollar amount in millions, except per share price)

Illustrative Discount Rate	Illustrative Perpetuity Growth Rate: 1.00%	2.00%	3.00%	4.00%	5.00%
20.0%	$1.70	$1.98	$2.29	$2.64	$3.03
19.0%	$2.10	$2.41	$2.77	$3.17	$3.63
18.0%	$2.54	$2.90	$3.31	$3.78	$4.32
17.0%	$3.03	$3.45	$3.93	$4.48	$5.12
16.0%	$3.60	$4.09	$4.65	$5.30	$6.08
15.0%	$4.25	$4.82	$5.49	$6.28	$7.23
14.0%	$5.00	$5.68	$6.49	$7.46	$8.64
13.0%	$5.88	$6.70	$7.69	$8.90	$10.41
12.0%	$6.93	$7.94	$9.17	$10.71	$12.70
11.0%	$8.18	$9.44	$11.02	$13.05	$15.75
10.0%	$9.73	$11.34	$13.41	$16.16	$20.03

Illustrative Bridge to Per Share Equity Value

Assumptions (could change materially, including impact on illustrative sensitivities):

- Enterprise Value (based on unlevered free cash flow projections provided by Company management and an illustrative range of perpetuity growth rates and discount rates)
- Cash, Cash Equivalents and Restricted Cash Attributable to the Company[2]: $267.1 million
- Other Non-Operating Assets[3]: $10.4 million
- Total Debt[4]: $513.5 million
- Non-controlling Interest[5]: $3.6 million
- Shares Outstanding[6]: 56.8 million

Source: Company management, public filings
Note:
The sensitivities shown above are for illustrative purposes only and may not necessarily be indicative of what may ultimately be concluded regarding value
1. Certain normalizing adjustments were made to the terminal period cash flows, including assuming depreciation and amortization are equal to capital expenditures
2. Refers to cash and cash equivalents, and restricted cash as of 3/31/2016 provided by Company management, excluding US$41.8 million in cash necessary to fund near-term capital commitments the Company has made in connection with the ongoing construction project in France, which is expected to be incurred by September 2016
3. Refers to receivable from disposal of subsidiaries and long-term loan receivable as of 3/31/2016 provided by Company management
4. Refers to short-term loans, long-term loans and capital lease as of 3/31/2016 provided by Company management
5. Refers to non-controlling interest as of 3/31/2016 provided by Company management
6. Based on 56.8 million shares outstanding as of 3/31/2016 provided by Company management
Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash, cash equivalents and restricted cash

HOULIHAN LOKEY 华利安 | 20

Industry Transactions Statistics

Confidential – Preliminary Draft – Subject to Further Review

(dollars in millions)

Announcement Date	Target	Acquiror	% Sought	Implied EV	Implied EV / Revenue	Implied EV / Adjusted EBITDA	Adjusted EBITDA Margin %
12/30/2015	China Dairy Group Ltd.	Huaguo Liu (Chairman); Jinji Wang (Director)	51.7%	$73.2	0.28x	8.4x	3.3%
09/21/2015	Oushi Mengniu (Inner Mongolia) Dairy Products	Yashili International Group Limited	100.0%	210.0	1.89x	10.2x	18.5%
07/24/2015	Dumex Baby Food Co., Ltd.	Yashili International Group Limited	100.0%	164.6	0.77x	NMF	-17.6%
04/18/2015	Dunhua Meilijian Dairy Co., Ltd.	Beingmate Baby & Child Food Co., Ltd.	65.0%	42.4	2.22x	13.2x	16.8%
06/16/2014	Zhangjiakou Chahaer Dairy Co., Ltd.	Rightcom Co., Ltd.	100.0%	28.1	NA	NA	NA
12/31/2013	Adimil (Changsha) Nutrition Products Limited	Biostime Inc.; Biostime (Guangzhou) Health Products	100.0%	57.8	NA	NA	NA
06/18/2013	Yashili International Holdings Limited	China Mengniu Dairy Co. Ltd.	89.8%	1,218.6	1.81x	9.9x	18.2%
10/03/2012	Feihe International, Inc.	Morgan Stanley Private Equity Asia Limited	58.7%	275.1	0.98x	10.6x	9.3%
06/15/2012	New Zealand Dairies Limited (nka:Ex NZDL Limited)	Fonterra Co-Operative Group Ltd.	100.0%	38.2	NA	NA	NA
04/23/2012	Pfizer Nutrition Inc.	Nestlé S.A.	100.0%	11,850.0	4.94x	19.8x	25.0%
02/24/2012	Nutricion para el Conosur S.A	Mead Johnson Nutrition Company	80.0%	244.2	3.54x	NA	NA
08/02/2011	Wockhardt Ltd., Nutritional Business	G&K Baby Care Private Limited	100.0%	144.6	2.02x	NA	NA
03/29/2011	Hyproca Dairy Group B.V. (nka:Ausnutria Hyproca B.V.)	Ausnutria Dairy Corporation Ltd.	51.0%	46.0	0.92x	10.3x	9.0%
03/03/2011	Laticínios Vale do Taquari Ltda.	Tangará Foods S.A.	100.0%	33.2	NA	NA	NA
				Mean	1.94x	11.8x	10.3%
				Median	1.85x	10.3x	13.0%
				High	4.94x	19.8x	25.0%
				Low	0.28x	8.4x	-17.6%
01/15/2016	**Synutra International Inc.**	**Liang Zhang (Chairman)**	**36.7%**	**$575.4**	**1.58x**	**9.0x**	**17.6%**

Source: Capital IQ, Mergermarket
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure
NMF refers to not meaningful figure
Implied EV refers to implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non-recurring items
No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purposes is identical to the Company.
Transactions included in the Industry Transaction Statistics do not necessarily reflect a Selected Transaction universe that would be relied upon in a Selected Transactions analysis to support a fairness opinion

HOULIHAN LOKEY 华利安 | 21

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22 Additional Financial Data 23 FRC Appendices 32

Confidential – Preliminary Draft – Subject to Further Review Page 1. Situation Overview 3 2. Selected Public Market Observations 5 3. Transaction Overview 9 4. Financial Information and Analysis 13 5. Appendices 22 Additional Financial Data 23 FRC Appendices 32

Confidential – Preliminary Draft – Subject to Industry Benchmarking Further Review Source: Public filings, Capital IQ, Company management Note: 1. Enterprise value based on public trading prices of common ADS or common stock, as applicable, as of 6/1/2016 No company used in this analysis for comparative purposes is identical to the Company EV refers to Enterprise Value LTM refers to the most recently completed 12-month period for which financial information has been made public NMF refers to not meaningful figure NA refers to not available figure Adjusted EBITDA refers to Earnings before Interest, Taxes, Depreciation and Amortization, adjusted by certain non-recurring items 24 Size (LTM Revenue, millions) Name Value Morinaga Milk Industry Co., Ltd. $5,494.4 Bright Dairy & Food Co., Ltd $2,934.0 Maeil Dairies Co., Ltd. $1,312.5 Nam Yang Dairy Product Co., Ltd. $1,019.2 Biostime International Holdings Limited (China) $732.8 Beijing Sanyuan Foods Co., Ltd. $696.5 Beingmate Baby & Child Food Co., Ltd. $691.2 Hochdorf Holding AG $550.8 Yashili International Holdings Limited $420.0 Synutra International Inc. $365.0 Ausnutria Dairy Corporation Ltd. $343.7 Synlait Milk Limited $316.2 Dutch Lady Milk Industries Bhd $254.1 Size1 (Enterprise Value as of 6/1/16, millions) Name Value Biostime International Holdings Limited (China) $3,128.6 Morinaga Milk Industry Co., Ltd. $2,412.7 Bright Dairy & Food Co., Ltd $2,244.3 Beingmate Baby & Child Food Co., Ltd. $1,934.2 Beijing Sanyuan Foods Co., Ltd. $1,468.8 Yashili International Holdings Limited $825.9 Dutch Lady Milk Industries Bhd $805.7 Maeil Dairies Co., Ltd. $633.4 Ausnutria Dairy Corporation Ltd. $509.4 Synlait Milk Limited $503.1 Synutra International Inc. $474.3 Hochdorf Holding AG $328.0 Nam Yang Dairy Product Co., Ltd. $257.2 Historical Growth (2-Fiscal Year Revenue) Name Value Hochdorf Holding AG 20.4% Ausnutria Dairy Corporation Ltd. 11.6% Beijing Sanyuan Foods Co., Ltd. 9.6% Bright Dairy & Food Co., Ltd 9.1% Maeil Dairies Co., Ltd. 6.3% Synlait Milk Limited 3.3% Biostime International Holdings Limited (China) 2.8% Dutch Lady Milk Industries Bhd 1.1% Morinaga Milk Industry Co., Ltd. 0.2% Nam Yang Dairy Product Co., Ltd. -0.6% Synutra International Inc. -0.7% Beingmate Baby & Child Food Co., Ltd. -13.9% Yashili International Holdings Limited -15.7% Historical Growth (1-Fiscal Year Revenue) Name Value Hochdorf Holding AG 29.4% Ausnutria Dairy Corporation Ltd. 7.0% Maeil Dairies Co., Ltd. 6.5% Nam Yang Dairy Product Co., Ltd. 5.5% Biostime International Holdings Limited (China) 1.8% Morinaga Milk Industry Co., Ltd. 1.1% Beijing Sanyuan Foods Co., Ltd. 0.3% Dutch Lady Milk Industries Bhd 0.1% Bright Dairy & Food Co., Ltd -6.2% Beingmate Baby & Child Food Co., Ltd. -10.2% Synutra International Inc. -11.8% Yashili International Holdings Limited -22.3% Synlait Milk Limited -25.4% Historical Growth (2-Fiscal Year Adjusted EBITDA) Name Value Nam Yang Dairy Product Co., Ltd. 155.5% Hochdorf Holding AG 30.1% Bright Dairy & Food Co., Ltd 15.5% Morinaga Milk Industry Co., Ltd. 7.1% Synutra International Inc. 6.3% Synlait Milk Limited 3.2% Maeil Dairies Co., Ltd. 2.0% Dutch Lady Milk Industries Bhd 1.5% Ausnutria Dairy Corporation Ltd. -19.7% Biostime International Holdings Limited (China) -30.3% Beingmate Baby & Child Food Co., Ltd. -52.1% Yashili International Holdings Limited -61.6% Beijing Sanyuan Foods Co., Ltd. NMF Historical Growth (1-Fiscal Year Adjusted EBITDA) Name Value Nam Yang Dairy Product Co., Ltd. 306.1% Synlait Milk Limited 107.7% Morinaga Milk Industry Co., Ltd. 33.9% Dutch Lady Milk Industries Bhd 29.0% Hochdorf Holding AG 13.2% Beingmate Baby & Child Food Co., Ltd. 12.2% Bright Dairy & Food Co., Ltd 10.8% Maeil Dairies Co., Ltd. 10.4% Synutra International Inc. -18.7% Ausnutria Dairy Corporation Ltd. -31.2% Biostime International Holdings Limited (China) -45.7% Yashili International Holdings Limited -78.4% Beijing Sanyuan Foods Co., Ltd. NMF Projected Growth (2-Fiscal Year Revenue) Name Value Synutra International Inc. 37.5% Biostime International Holdings Limited (China) 25.9% Yashili International Holdings Limited 24.7% Synlait Milk Limited 20.5% Beijing Sanyuan Foods Co., Ltd. 19.9% Bright Dairy & Food Co., Ltd 8.4% Beingmate Baby & Child Food Co., Ltd. 7.4% Dutch Lady Milk Industries Bhd 5.7% Maeil Dairies Co., Ltd. 5.4% Hochdorf Holding AG 4.2% Nam Yang Dairy Product Co., Ltd. 1.8% Ausnutria Dairy Corporation Ltd. NA Morinaga Milk Industry Co., Ltd. NA Projected Growth (1-Fiscal Year Revenue) Name Value Biostime International Holdings Limited (China) 43.7% Synutra International Inc. 41.8% Yashili International Holdings Limited 23.6% Synlait Milk Limited 20.9% Beijing Sanyuan Foods Co., Ltd. 13.2% Beingmate Baby & Child Food Co., Ltd. 6.9% Dutch Lady Milk Industries Bhd 5.9% Maeil Dairies Co., Ltd. 4.8% Hochdorf Holding AG 4.8% Bright Dairy & Food Co., Ltd 3.3% Nam Yang Dairy Product Co., Ltd. 1.6% Ausnutria Dairy Corporation Ltd. NA Morinaga Milk Industry Co., Ltd. NA

Confidential – Preliminary Draft – Subject to Industry Benchmarking (cont.) Further Review Source: Public filings, Capital IQ, Company management Note: 1. Enterprise value based on public trading prices of common ADS or common stock, as applicable, as of 6/1/2016 No company used in this analysis for comparative purposes is identical to the Company EV refers to Enterprise Value EBIT refers to Earnings before Interest and Taxes LTM refers to the most recently completed 12-month period for which financial information has been made public, NA refers to not available figure Adjusted EBITDA refers to Earnings before Interest, Taxes, Depreciation and Amortization, adjusted by certain non-recurring items NMF refers to not meaningful figure NA refers to not available figure 25 Projected Growth (2-Fiscal Year EBITDA) Name Value Yashili International Holdings Limited 156.1% Biostime International Holdings Limited (China) 74.0% Beijing Sanyuan Foods Co., Ltd. 69.9% Synlait Milk Limited 48.6% Beingmate Baby & Child Food Co., Ltd. 37.8% Maeil Dairies Co., Ltd. 20.1% Synutra International Inc. 18.5% Hochdorf Holding AG 11.7% Dutch Lady Milk Industries Bhd 10.4% Bright Dairy & Food Co., Ltd 7.6% Nam Yang Dairy Product Co., Ltd. 3.8% Ausnutria Dairy Corporation Ltd. NA Morinaga Milk Industry Co., Ltd. NA Projected Growth (1-Fiscal Year EBITDA) Name Value Yashili International Holdings Limited 336.8% Biostime International Holdings Limited (China) 181.3% Beijing Sanyuan Foods Co., Ltd. 106.1% Synlait Milk Limited 93.5% Beingmate Baby & Child Food Co., Ltd. 66.7% Synutra International Inc. 22.8% Maeil Dairies Co., Ltd. 20.9% Dutch Lady Milk Industries Bhd 13.1% Hochdorf Holding AG 12.7% Bright Dairy & Food Co., Ltd 5.9% Nam Yang Dairy Product Co., Ltd. -4.7% Ausnutria Dairy Corporation Ltd. NA Morinaga Milk Industry Co., Ltd. NA Relative Depreciation (LTM Depr. to LTM Adjusted EBITDA) Name Value Yashili International Holdings Limited 190.4% Beijing Sanyuan Foods Co., Ltd. 107.6% Nam Yang Dairy Product Co., Ltd. 67.0% Beingmate Baby & Child Food Co., Ltd. 56.4% Morinaga Milk Industry Co., Ltd. 54.9% Maeil Dairies Co., Ltd. 47.0% Bright Dairy & Food Co., Ltd 37.2% Hochdorf Holding AG 33.5% Synlait Milk Limited 28.6% Ausnutria Dairy Corporation Ltd. 25.2% Synutra International Inc. 14.8% Biostime International Holdings Limited (China) 14.0% Dutch Lady Milk Industries Bhd 4.6% Internal Investment (LTM Capital Expenditures to LTM Revenue) Name Value Synutra International Inc. 30.7% Synlait Milk Limited 17.4% Beijing Sanyuan Foods Co., Ltd. 12.8% Yashili International Holdings Limited 12.5% Bright Dairy & Food Co., Ltd 10.7% Beingmate Baby & Child Food Co., Ltd. 7.8% Ausnutria Dairy Corporation Ltd. 7.0% Hochdorf Holding AG 4.1% Morinaga Milk Industry Co., Ltd. 3.7% Maeil Dairies Co., Ltd. 3.4% Biostime International Holdings Limited (China) 2.3% Nam Yang Dairy Product Co., Ltd. 2.1% Dutch Lady Milk Industries Bhd 1.9% Profitability (LTM Adjusted EBIT to LTM Revenue) Name Value Dutch Lady Milk Industries Bhd 19.9% Synutra International Inc. 15.0% Biostime International Holdings Limited (China) 10.9% Synlait Milk Limited 9.8% Ausnutria Dairy Corporation Ltd. 6.4% Bright Dairy & Food Co., Ltd 4.7% Hochdorf Holding AG 3.8% Beingmate Baby & Child Food Co., Ltd. 2.8% Maeil Dairies Co., Ltd. 2.7% Morinaga Milk Industry Co., Ltd. 2.4% Nam Yang Dairy Product Co., Ltd. 1.7% Beijing Sanyuan Foods Co., Ltd. -0.2% Yashili International Holdings Limited -2.7% Liquidity (Current Ratio as of 6/1/16) Name Value Nam Yang Dairy Product Co., Ltd. 4.5 Beijing Sanyuan Foods Co., Ltd. 3.8 Yashili International Holdings Limited 3.0 Hochdorf Holding AG 2.1 Maeil Dairies Co., Ltd. 2.0 Beingmate Baby & Child Food Co., Ltd. 1.8 Ausnutria Dairy Corporation Ltd. 1.5 Dutch Lady Milk Industries Bhd 1.4 Bright Dairy & Food Co., Ltd 1.0 Synutra International Inc. 1.0 Synlait Milk Limited 0.9 Morinaga Milk Industry Co., Ltd. 0.8 Biostime International Holdings Limited (China) 0.7 Leverage1 (Debt to EV as of 6/1/16) Name Value Nam Yang Dairy Product Co., Ltd. 0.0% Dutch Lady Milk Industries Bhd 0.0% Beijing Sanyuan Foods Co., Ltd. 3.5% Beingmate Baby & Child Food Co., Ltd. 4.6% Yashili International Holdings Limited 12.2% Bright Dairy & Food Co., Ltd 15.2% Hochdorf Holding AG 19.9% Maeil Dairies Co., Ltd. 25.8% Ausnutria Dairy Corporation Ltd. 28.2% Biostime International Holdings Limited (China) 36.0% Synlait Milk Limited 39.7% Morinaga Milk Industry Co., Ltd. 39.9% Synutra International Inc. 108.3%

Selected China Going-Private Premia Data

Confidential – Preliminary Draft – Subject to Further Review

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
05/20/2016	-	Actions Semiconductor Co., Ltd.	$2.00	36.1%	36.7%	37.8%	37.9%	24.1%	29.8%	0.5%
04/18/2016	-	Autohome Inc.	31.50	(2.0%)	10.4%	19.1%	12.9%	4.2%	5.3%	(44.3%)
02/17/2016	-	Jumei International Holding Limited	7.00	19.9%	4.8%	(10.4%)	(17.7%)	(44.5%)	22.3%	(75.2%)
02/01/2016	-	Ku6 Media Co., Ltd.	1.08	54.3%	36.6%	48.3%	50.6%	(1.7%)	52.7%	(32.5%)
02/01/2016	-	Sinovac Biotech Ltd.	7.00	39.4%	32.1%	30.0%	31.6%	30.6%	32.4%	13.3%
01/19/2016	-	Zhaopin Ltd.	17.50	22.0%	17.3%	17.1%	21.5%	17.2%	15.3%	(0.9%)
01/15/2016	-	Synutra International Inc.	5.91	54.3%	28.9%	18.3%	19.2%	(3.4%)	(5.4%)	(27.5%)
12/14/2015	-	Trina Solar Limited	11.60	21.5%	17.7%	17.0%	20.6%	9.0%	11.4%	(13.0%)
11/02/2015	-	China Ming Yang Wind Power Group Ltd.	2.51	13.1%	19.3%	17.8%	11.2%	(8.5%)	(5.5%)	(34.3%)
09/15/2015	-	Jinpan International Limited	4.50	24.3%	11.2%	3.6%	(0.2%)	(5.0%)	(17.6%)	(47.6%)
08/31/2015	-	iKang Healthcare Group, Inc.	17.80	10.8%	9.7%	(0.0%)	(3.0%)	0.1%	(0.8%)	(21.5%)
08/03/2015	-	eLong Inc.	18.00	24.1%	20.3%	(8.6%)	(7.7%)	(5.7%)	(5.5%)	(33.9%)
07/09/2015	-	YY Inc.	68.50	17.4%	(1.2%)	2.2%	8.3%	3.5%	(2.7%)	(28.9%)
07/09/2015	-	E-Commerce China Dangdang Inc.	7.81	20.0%	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
07/06/2015	-	China Nepstar Chain Drugstore Ltd.	2.62	19.1%	(0.9%)	(1.5%)	3.0%	14.8%	15.2%	(20.6%)
06/29/2015	-	Kongzhong Corp.	8.56	21.8%	11.5%	19.7%	27.0%	32.1%	27.3%	(7.9%)
06/23/2015	-	Momo Inc.	18.90	20.5%	147.1%	167.9%	183.4%	34.7%	11.2%	(5.0%)
06/22/2015	-	China Information Technology, Inc.	4.43	31.1%	18.1%	12.8%	13.0%	13.4%	8.2%	(39.7%)
06/19/2015	-	AirMedia Group Inc.	6.00	70.5%	10.8%	30.2%	31.3%	46.2%	52.3%	(22.1%)
06/17/2015	-	Qihoo 360 Technology Co. Ltd.	77.00	16.6%	30.3%	31.6%	39.2%	29.4%	12.0%	(26.5%)
06/15/2015	-	iDreamSky Technology Limited	14.00	(3.8%)	24.5%	39.8%	41.5%	11.7%	(6.8%)	(46.1%)
06/10/2015	-	Renren Inc.	4.20	2.2%	13.7%	24.6%	29.7%	35.5%	32.5%	(5.6%)
06/10/2015	-	21Vianet Group, Inc.	23.00	15.5%	48.2%	36.4%	35.1%	28.1%	16.1%	(28.9%)
06/09/2015	-	E-House China Holdings Limited	6.64	(1.0%)	4.5%	8.4%	6.0%	(9.9%)	(21.5%)	(46.8%)
06/05/2015	-	JA Solar Holdings Co., Ltd.	9.69	19.9%	2.6%	1.7%	4.3%	10.2%	5.9%	(14.3%)
06/01/2015	-	Taomee Holdings Ltd.	3.77	26.1%	17.3%	20.9%	14.0%	6.4%	(6.9%)	(31.8%)
04/27/2015	-	China Cord Blood Corporation	6.40	(11.4%)	7.6%	11.0%	13.2%	17.5%	21.8%	(11.6%)
04/20/2015	-	Xueda Education Group	5.50	95.0%	86.4%	94.1%	100.2%	89.7%	76.7%	(2.8%)
08/19/2013	-	Exceed Company Ltd.	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	(6.3%)
Mean				**24.0%**	**23.2%**	**24.2%**	**25.5%**	**13.5%**	**12.8%**	**(24.6%)**
Median				**20.0%**	**17.3%**	**18.3%**	**19.2%**	**11.7%**	**11.4%**	**(26.5%)**
High				**95.0%**	**147.1%**	**167.9%**	**183.4%**	**89.7%**	**76.7%**	**13.3%**
Low				**(11.4%)**	**(15.9%)**	**(16.6%)**	**(17.7%)**	**(44.5%)**	**(29.8%)**	**(75.2%)**

Source: Capital IQ, public filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement
4. No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purposes is identical to the Company

HOULIHAN LOKEY 华利安 | 26

Selected China Going-Private Premia Data (cont.)

Confidential – Preliminary Draft – Subject to Further Review

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
03/03/2015	05/13/2016	Jiayuan.com International Ltd.	$7.56	62.9%	58.7%	60.6%	52.4%	39.4%	26.8%	(14.6%)
08/14/2015	04/20/2016	Country Style Cooking Restaurant Chain Co. Ltd.	5.23	18.9%	10.2%	3.0%	0.9%	(0.3%)	(4.4%)	(29.8%)
07/21/2015	04/14/2016	Mecox Lane Limited	4.00	17.6%	11.9%	11.3%	9.3%	10.2%	7.2%	(14.7%)
06/12/2015	04/08/2016	Bona Film Group Limited	13.70	6.5%	20.4%	28.7%	34.6%	45.5%	55.2%	3.2%
10/16/2015	04/05/2016	Youku Tudou Inc.	27.60	35.1%	53.7%	51.6%	32.0%	31.9%	35.1%	(12.4%)
06/11/2015	04/01/2016	Homeinns Hotel Group	35.80	18.7%	29.0%	36.4%	36.8%	31.3%	23.9%	(2.8%)
08/03/2015	03/22/2016	Global-Tech Advanced Innovations	8.85	195.0%	162.9%	150.1%	146.1%	74.2%	73.4%	0.6%
06/04/2015	03/03/2016	Mindray Medical International Limited	28.00	1.9%	(3.1%)	(2.3%)	(2.4%)	(2.6%)	(4.2%)	(17.2%)
06/22/2015	12/18/2015	Vimicro International Corp.	13.50	9.5%	3.4%	9.8%	15.4%	38.8%	50.9%	(18.1%)
04/30/2015	12/10/2015	WuXi PharmaTech (Cayman) Inc.	46.00	16.5%	18.7%	19.5%	20.5%	23.6%	27.9%	2.2%
01/27/2014	11/19/2015	Shanda Games Limited	7.10	25.7%	47.3%	56.2%	58.7%	61.1%	66.8%	9.2%
04/13/2015	11/17/2015	Sungy Mobile Limited	4.90	8.9%	19.9%	11.0%	4.9%	(30.2%)	(51.5%)	(76.8%)
05/18/2015	08/10/2015	China Mobile Games and Entertainment Group	22.00	7.9%	6.0%	10.6%	14.9%	3.8%	10.1%	(25.9%)
01/02/2015	07/28/2015	Perfect World Co., Ltd.	20.20	28.2%	21.5%	11.3%	6.5%	5.4%	0.3%	(23.0%)
05/22/2013	12/02/2014	Le Gaga Holdings Ltd	4.06	21.6%	22.0%	16.6%	15.7%	10.0%	7.7%	(21.9%)
04/28/2012	11/26/2014	Sino Gas International Holdings, Inc.	1.30	306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
03/10/2014	11/18/2014	Montage Technology Group Limited	22.60	31.7%	28.0%	24.4%	25.8%	n.a.	n.a.	n.a.
02/17/2014	09/29/2014	Chindex International Inc.	24.00	39.9%	44.5%	44.9%	45.5%	44.0%	51.9%	24.9%
09/30/2013	09/24/2014	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
06/06/2013	08/29/2014	iSoftStone Holdings Limited	5.70	17.8%	26.4%	25.6%	22.1%	21.1%	17.9%	(19.6%)
12/24/2013	07/30/2014	Noah Education Holdings Ltd.	2.85	26.7%	21.5%	26.3%	33.5%	50.7%	54.7%	11.3%
11/25/2013	07/18/2014	Giant Interactive Group, Inc.	12.00	18.5%	31.5%	33.7%	37.4%	47.7%	58.2%	5.0%
02/10/2014	07/17/2014	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
09/04/2013	07/09/2014	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
10/15/2012	07/03/2014	Yongye International, Inc.	7.10	48.2%	58.3%	74.1%	83.3%	98.4%	86.2%	20.3%
10/12/2012	05/30/2014	Ninetowns Internet Technology Group Company	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
06/20/2013	04/23/2014	ChinaEdu Corporation	7.00	19.9%	17.9%	13.2%	14.0%	15.7%	18.3%	(16.3%)
11/02/2012	04/14/2013	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
05/20/2013	03/27/2014	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
03/12/2013	03/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
01/20/2012	01/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
03/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
08/13/2012	07/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
09/26/2012	07/05/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/03/2012	06/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
03/27/2012	06/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
09/12/2012	05/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
08/13/2012	05/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
02/15/2013	05/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.1%)
09/07/2012	04/08/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)

Source: Capital IQ, public filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement
4. No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purposes is identical to the Company
n.a. refers to not available figure

HOULIHAN LOKEY 华利安 | 27

Confidential – Preliminary Draft – Subject to Further Review

Selected China Going-Private Premia Data (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals (cont.)										
07/06/2012	3/28/2013	ShangPharma Corporation	$9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
05/09/2012	02/06/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
05/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/03/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
04/02/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
01/09/2012	11/09/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
05/03/2012	11/02/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
02/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
02/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
01/06/2012	05/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	04/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	04/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	02/14/2012	Shanda Interactive Entertainment Limited	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
03/07/2011	11/04/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/03/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
01/28/2011	09/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
03/25/2011	08/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	08/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
06/27/2011	08/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
04/08/2010	04/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Mean				38.3%	42.6%	40.2%	37.1%	28.6%	23.1%	(15.4%)
Median				25.2%	30.8%	33.8%	30.1%	21.5%	17.9%	(16.3%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				1.9%	(3.1%)	(2.3%)	(5.8%)	(35.0%)	(51.5%)	(80.8%)
Overall										
Mean				33.6%	36.3%	35.0%	33.3%	23.6%	19.7%	(18.4%)
Median				23.0%	28.0%	28.7%	27.0%	18.1%	15.2%	(17.8%)
High				306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
Low				(11.4%)	(15.9%)	(16.6%)	(17.7%)	(44.5%)	(51.5%)	(80.8%)

Source: Capital IQ, public filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement
4. No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purposes is identical to the Company

HOULIHAN LOKEY 华利安 | 28

Price Revision Data for China Going Private Transactions

Confidential – Preliminary Draft – Subject to Further Review

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
On-Going Deals								
05/20/2016	Actions Semiconductor Co., Ltd.	Cayman	05/20/2016	$2.00	05/20/2016	$2.00	0.0%	0
04/18/2016	Autohome Inc.	Cayman	04/18/2016	31.50	04/18/2016	31.50	0.0%	0
02/17/2016	Jumei International Holding Limited	Cayman	02/17/2016	7.00	02/17/2016	7.00	0.0%	0
02/01/2016	Ku6 Media Co., Ltd.	Cayman	02/01/2016	1.08	02/01/2016	1.08	0.0%	0
02/01/2016	Sinovac Biotech Ltd.	Antigua, West Indies	02/01/2016	6.18	02/01/2016	7.00	13.3%	1
01/19/2016	Zhaopin Ltd.	Cayman	01/19/2016	17.50	01/19/2016	17.50	0.0%	0
01/15/2016	Synutra International Inc.	Delaware	01/15/2016	5.91	01/15/2016	5.91	0.0%	0
12/14/2015	Trina Solar Limited	Cayman	12/14/2015	11.60	12/14/2015	11.60	0.0%	0
11/02/2015	China Ming Yang Wind Power Group Ltd.	Cayman	11/02/2015	2.51	11/02/2015	2.51	0.0%	0
09/15/2015	Jinpan International Limited	BVI	09/15/2015	4.50	01/24/2016	6.00	33.3%	1
08/31/2015	iKang Healthcare Group, Inc.	Cayman	08/31/2015	17.80	01/06/2016	25.00	40.4%	3
08/03/2015	eLong Inc.	Cayman	08/03/2015	18.00	08/03/2015	18.00	0.0%	0
07/09/2015	YY Inc.	Cayman	07/09/2015	68.50	07/09/2015	68.50	0.0%	0
07/09/2015	E-Commerce China Dangdang Inc.	Cayman	07/09/2015	7.81	07/09/2015	7.81	0.0%	0
07/06/2015	China Nepstar Chain Drugstore Ltd.	Cayman	07/06/2015	2.60	03/16/2016	2.62	0.8%	1
06/29/2015	Kongzhong Corp.	Cayman	06/29/2015	8.56	06/29/2015	8.56	0.0%	0
06/23/2015	Momo Inc.	Cayman	06/23/2015	18.90	06/23/2015	18.90	0.0%	0
06/22/2015	China Information Technology, Inc.	BVI	06/22/2015	4.43	06/22/2015	4.43	0.0%	0
06/19/2015	AirMedia Group Inc.	Cayman	06/19/2015	6.00	09/30/2015	6.00	0.0%	0
06/17/2015	Qihoo 360 Technology Co. Ltd.	Cayman	06/17/2015	77.00	06/17/2015	77.00	0.0%	0
06/15/2015	iDreamSky Technology Limited	Cayman	06/15/2015	14.00	06/15/2015	14.00	0.0%	0
06/10/2015	Renren Inc.	Cayman	06/10/2015	4.20	06/10/2015	4.20	0.0%	0
06/10/2015	21Vianet Group, Inc.	Cayman	06/10/2015	23.00	06/10/2015	23.00	0.0%	0
06/09/2015	E-House China Holdings Limited	Cayman	06/09/2015	7.38	11/03/2015	6.64	(10.0%)	1
06/05/2015	JA Solar Holdings Co., Ltd.	Cayman	06/05/2015	9.69	06/05/2015	9.69	0.0%	0
06/01/2015	Taomee Holdings Ltd.	Cayman	06/01/2015	3.59	11/11/2015	3.77	5.0%	1
04/27/2015	China Cord Blood Corporation	Cayman	04/27/2015	6.40	04/27/2015	6.40	0.0%	0
04/20/2015	Xueda Education Group	Cayman	04/20/2015	3.38	07/26/2015	5.50	62.7%	1
08/19/2013	Exceed Company Ltd.	BVI	08/19/2013	1.72	12/02/2013	1.78	3.5%	1

Source: Public filings, Capital IQ
No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purpose is identical to the Company

HOULIHAN LOKEY 华利安 | 29

Price Revision Data for China Going Private Transactions (cont.)

Confidential – Preliminary Draft – Subject to Further Review

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Closed Deals								
03/03/2015	Jiayuan.com International Ltd.	Cayman	03/03/2015	$5.37	11/05/2015	$7.56	40.8%	2
08/14/2015	Country Style Cooking Restaurant Chain Co. Ltd.	Cayman	08/14/2015	5.23	08/14/2015	5.23	0.0%	0
07/21/2015	Mecox Lane Limited	Cayman	07/21/2015	4.00	07/21/2015	4.00	0.0%	0
06/12/2015	Bona Film Group Limited	Cayman	06/12/2015	13.70	12/15/2015	13.70	0.0%	0
10/16/2015	Youku Tudou Inc.	Cayman	10/16/2015	26.60	11/06/2015	27.60	3.8%	1
06/11/2015	Homeinns Hotel Group	Cayman	06/11/2015	32.81	12/07/2015	35.80	9.1%	1
08/03/2015	Global-Tech Advanced Innovations	BVI	08/03/2015	8.75	12/04/2015	8.85	1.1%	1
06/04/2015	Mindray Medical International Limited	Cayman	06/04/2015	30.00	11/04/2015	28.00	(6.7%)	3
06/22/2015	Vimicro International Corp.	Cayman	06/22/2015	13.50	09/15/2015	13.50	0.0%	0
04/30/2015	WuXi PharmaTech (Cayman) Inc.	Cayman	04/30/2015	46.00	08/14/2015	46.00	0.0%	0
01/27/2014	Shanda Games Limited	Cayman	01/27/2014	6.90	11/19/2015	7.10	2.9%	1
04/13/2015	Sungy Mobile Limited	Cayman	04/13/2015	4.90	11/18/2015	4.90	0.0%	0
05/18/2015	China Mobile Games and Entertainment Group	Cayman	05/18/2015	21.50	06/09/2015	22.00	2.3%	1
01/02/2015	Perfect World Co., Ltd.	Cayman	12/31/2014	20.00	04/26/2015	20.20	1.0%	1
05/22/2013	Le Gaga Holdings Ltd	Cayman	05/22/2013	4.01	07/30/2014	4.06	1.2%	1
04/28/2012	Sino Gas International Holdings, Inc.	Utah	04/28/2012	0.48	03/28/2014	1.30	170.8%	3
03/10/2014	Montage Technology Group Limited	Cayman	03/10/2014	21.50	06/11/2014	22.60	5.1%	1
02/17/2014	Chindex International Inc.	Delaware	02/17/2014	19.50	04/21/2014	24.00	23.1%	1
09/30/2013	Charm Communications Inc.	Cayman	09/30/2013	4.70	09/30/2013	4.70	0.0%	0
06/06/2013	iSoftStone Holdings Limited	Cayman	06/06/2013	5.85	11/04/2013	5.70	(2.6%)	1
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	2.80	04/02/2014	2.85	1.8%	1
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	04/17/2014	12.00	2.1%	1
02/10/2014	AutoNavi Holdings Limited	Cayman	02/10/2014	21.00	02/10/2014	21.00	0.0%	0
09/04/2013	China Hydroelectric Corporation	Cayman	09/04/2013	2.97	01/13/2014	3.51	18.2%	2
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	04/09/2014	7.10	7.6%	4
10/12/2012	Ninetowns Internet Technology Group Company	Cayman	10/12/2012	2.00	10/12/2012	2.00	0.0%	0
06/20/2013	ChinaEdu Corporation	Cayman	06/20/2013	7.00	06/20/2013	7.00	0.0%	0
11/02/2012	Trunkbow International Holdings, Ltd.	Nevada	11/02/2012	1.46	11/02/2012	1.46	0.0%	0
05/20/2013	Pactera Technology International Ltd.	Cayman	05/20/2013	7.50	10/28/2013	7.30	(2.7%)	2
03/12/2013	Camelot Information Systems Inc.	BVI	03/12/2013	1.85	03/12/2013	1.85	0.0%	0
01/20/2012	AsiaInfo-Linkage, Inc.	Delaware	01/20/2012	12.00	01/20/2012	12.00	0.0%	0
03/11/2013	Simcere Pharmaceutical Group.	Cayman	03/11/2013	9.56	08/28/2013	9.66	1.0%	1
08/13/2012	LJ International Inc.	BVI	08/13/2012	2.00	08/13/2012	2.00	0.0%	0
09/26/2012	7 Days Group Holdings Limited	Cayman	09/26/2012	12.70	03/01/2013	13.80	8.7%	1
10/03/2012	Feihe International, Inc.	Utah	10/03/2012	7.40	10/03/2012	7.40	0.0%	0
03/27/2012	Zhongpin, Inc.	Delaware	03/27/2012	13.50	03/27/2012	13.50	0.0%	0
09/12/2012	3SBio Inc.	Cayman	09/12/2012	15.00	04/23/2014	16.70	11.3%	2

Source: Public filings, Capital IQ
No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purpose is identical to the Company

HOULIHAN LOKEY 华利安 30

Price Revision Data for China Going Private Transactions (cont.)

Confidential – Preliminary Draft – Subject to Further Review

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Closed Deals (cont.)								
08/13/2012	Focus Media Holding Ltd.	Cayman	08/13/2012	$27.00	03/25/2013	$27.50	1.9%	1
02/15/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	02/15/2013	0.15	04/16/2013	0.16	6.7%	1
09/07/2012	Syswin Inc.	Cayman	09/07/2012	2.00	12/24/2012	2.05	2.5%	1
07/06/2012	ShangPharma Corporation	Cayman	07/06/2012	9.00	07/06/2012	9.00	0.0%	0
05/09/2012	China Nuokang Bio-Pharmaceutical Inc.	Cayman	05/09/2012	5.80	05/09/2012	5.80	0.0%	0
05/21/2012	Yucheng Technologies Limited	BVI	05/21/2012	3.80	08/13/2012	3.90	2.6%	1
11/03/2010	Fushi Copperweld, Inc.	Nevada	11/03/2010	11.50	12/28/2011	9.50	(17.4%)	2
04/02/2012	Winner Medical Group Inc.	Nevada	04/02/2012	4.50	04/02/2012	4.50	0.0%	0
01/09/2012	Pansoft Company Limited	BVI	01/09/2012	3.76	05/17/2012	4.15	10.4%	1
05/03/2012	China Mass Media Corp.	Cayman	05/03/2012	5.00	05/03/2012	5.00	(0.0%)	0
02/21/2012	China TransInfo Technology Corp.	Nevada	02/21/2012	5.65	06/08/2012	5.80	2.7%	1
02/24/2012	Gushan Environmental Energy Limited	Cayman	02/24/2012	1.60	09/13/2012	1.65	3.1%	2
01/06/2012	Jingwei International Limited	Nevada	01/06/2012	1.56	02/09/2012	2.20	41.0%	1
10/28/2011	China Real Estate Information Corporation	Cayman	10/28/2011	5.73	10/28/2011	5.73	0.0%	0
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	01/12/2012	3.15	1.6%	1
10/17/2011	Shanda Interactive Entertainment Limited	Cayman	10/17/2011	41.35	10/17/2011	41.35	0.0%	0
03/07/2011	China Fire & Security Group, Inc.	Florida	03/07/2011	9.00	03/07/2011	9.00	0.0%	0
10/11/2010	Harbin Electric, Inc.	Nevada	10/11/2010	24.00	10/11/2010	24.00	0.0%	0
01/28/2011	China Security & Surveillance Technology, Inc.	Delaware	01/28/2011	6.50	01/28/2011	6.50	0.0%	0
03/25/2011	Funtalk China Holdings Limited	Cayman	03/25/2011	7.10	05/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	03/09/2011	8.10	1.3%	1
06/27/2011	Tiens Biotech Group (USA), Inc.	Delaware	06/27/2011	1.72	06/27/2011	1.72	0.0%	0
04/08/2010	Tongjitang Chinese Medicines Company	Cayman	04/08/2010	4.50	04/08/2010	4.50	0.0%	0

	% Change	# of Revisions
Mean	5.7%	1
Median	0.0%	0
High	170.8%	4
Low	(17.4%)	0

Source: Public filings, Capital IQ

No transaction used in this analysis for comparative purposes is identical to the Transaction and no company used in this analysis for comparative purpose is identical to the Company

HOULIHAN LOKEY 华利安 | 31

Confidential – Preliminary Draft – Subject to Disclaimer Further Review This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee (the “Committee”) of the Board of Directors (the “Board”) of Synutra International Inc. (the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. 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